                                                                    EXHIBIT 10.1


RECORDATION REQUESTED BY:
     THE NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY
     Keahole Point
     P.O. Box 1749
     Kailua-Kona, Hawaii   96745

AFTER RECORDATION, RETURN TO:
     THE NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY
     P.O. Box 1749
     Kailua-Kona, Hawaii   96745


RETURN BY:  MAIL [  ]   PICKUP  [   ]
               STATE MESSENGER  [   ]

_________________________________________________________________



                                 STATE OF HAWAII

         THE NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY


                                SUBLEASE NO. K-4

                                     between

                THE NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY

                      in relation with the State Department
                      of Business, Economic Development and
                                     Tourism

                                       and

                              CYANOTECH CORPORATION

                              a NEVADA CORPORATION

                                    covering

                             77.068 acres of land at


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                         Ke-ahole Airport, Kona, Hawaii
                                TABLE OF CONTENTS

                                                                         Page(s)
                                                                         ------

TERM OF SUBLEASE..........................................................    1

RENTAL:

     1.   Rental fees.....................................................    2

     2.   Reopening of rental fees........................................    4

     3.   Determination of rental fees....................................    4

     4.   Business records................................................    5

     5.   Additional rent.................................................    6

     6.   Security Deposit................................................    7

RESERVATIONS:

     7.   Minerals and waters.............................................    7

     8.   Prehistoric and historic remains................................    7

     9.   Ownership of fixed improvements.................................    7

AGREEMENTS & COVENANTS BETWEEN PARTIES:

    10.  Payment of rent..................................................    7

    11.  Taxes, assessments, etc..........................................    8

    12.  Seawater, brackish water and ground water........................    8

    13.  Utilities........................................................    8

    14.  Equipment and apparatus..........................................    9

    15.  Construction within premises.....................................    9

    16.  Seawater systems and utility connections.........................    9


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
          17.  Operations.................................................    9

          18.  Seawater discharges........................................   10

          19.  Sublessee responsibility...................................   10

          20.  Covenant against discrimination............................   10

          21.  Sanitation, etc............................................   10

          22.  Waste and unlawful, improper or offensive
               use of premises............................................   10

          23.  Compliance with laws.......................................   11

          24.  Inspection of premises.....................................   11

          25.  Improvements...............................................   11

          26.  Repairs to improvements....................................   11

          27.  Non-adverse effects........................................   11

          28.  Non-obstruction reservations...............................   11

          29.  Liens......................................................   12

          30.  Assignments................................................   12

          31.  Subletting.................................................   13

          32.  Indemnity..................................................   13

          33.  Cost of litigation.........................................   13

          34.  Liability insurance........................................   13

          35.  Bond, performance..........................................   14

          36.  Sublessor's liens..........................................   14

          37.  Mortgage...................................................   14

          38.  Breach of termination......................................   14

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

     39.  Right of holder of record of a
               security interest..........................................   16

     40.  Condemnation....................................................   16

     41.  Right to enter..................................................   17

     42.  Inspection by prospective bidders...............................   17

     43.  Acceptance of rent not a waiver.................................   17

     44.  Ingress and Egress..............................................   18

     45.  Extension of time...............................................   18

     46.  Justification of sureties.......................................   18

     47.  Waiver, modification, reimposition of
               bond and liability insurance provisions....................   18

     48.  Suspension of operations........................................   19

     49.  Quite enjoyment.................................................   19

     50.  Surrender.......................................................   19

     51.  Non-warranty....................................................   19

     52.  Hazardous materials.............................................   19

     53.  Fire and extended coverage insurance............................   20

     54.  Withdrawal......................................................   21

     55.  Clearance.......................................................   21

     56.  Force majeure...................................................   21

     57.  Notices.........................................................   21

     58.  Bond, improvement...............................................   22

     59.  Headings........................................................   22

     60.  Modification of sublease........................................   22

     61.  Hawaii law......................................................   22

     62.  Exhibits - incorporated in sublease.............................   22

     63.  Partial invalidity..............................................   22

THIS SUBLEASE IS ALSO SUBJECT TO THE FOLLOWING SPECIAL
TERMS AND CONDITIONS:

     64.  Design standards................................................   22

     65.  Administrative rules............................................   22

     66.  Restoration of subleased land...................................   22

     67.  Sublease subject to master lease................................   23

DEFINITIONS...............................................................   23

SIGNATURE PAGE............................................................   24

ACKNOWLEDGEMENT PAGE......................................................   25


EXHIBIT "A".............Project Proposal

EXHIBIT "B".............Site Survey Description

EXHIBIT "C".............Site Survey Map

EXHIBIT "D" ............FAA Regulations, Part 77

EXHIBIT "E" ............Assignment of Lease Evaluation Policy

EXHIBIT "F" ............Master Lease


ADDENDUM


CONSENT TO AGREEMENT OF GENERAL LEASE NO. S-4717

                                 STATE OF HAWAII
                THE NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY

                               SUBLEASE NO.  K-4

     THIS INDENTURE OF Sublease, made this 29th day of _December_ 1995_, but effective as of the signing of the attached Consent by the State Board of Land and Natural Resources, by and between the NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY, a body corporate and a public instrumentality of the State of Hawaii organized pursuant to Hawaii Revised Statutes, Chapter 227D, hereinafter referred to as the "Sublessor", and whose business and post office address is
P.O. Box 1749, Kailua-Kona, Hawaii 96745, and         CYANOTECH CORPORATION   ,
                                            -----------------------------------
a   CORPORATION        ,
  ----------------------
under the laws of
(INSERT "CORPORATION," "PARTNERSHIP," "JOINT VENTURE," "SOLE PROPRIETORSHIP," OR OTHER LEGAL FORM OF THE TENANT)
the State of           NEVADA            , hereinafter referred to as
            -----------------------------
"Sublessee", whose business and mailing address is P. O. BOX 4385, KAILUA-KONA, HAWAII 96745.

                                   WITNESSETH

     WHEREAS, the Sublessee desires to sublease certain NELHA leased land near Keahole airport, North Kona, Island of Hawaii, only for the purposes specified in the Sublessee's project proposal attached hereto as Exhibit "A" and incorporated by reference herein.

     The Sublessor for and in consideration of the rent to be paid and of the terms, covenants, and conditions herein contained, all on the part of the Sublessee to be kept, observed, and performed, does hereby sublease unto the Sublessee, and the Sublessee does hereby sublease from the Sublessor the premises identified as:

     Lease Parcel  G  being a portion of the Natural Energy Laboratory of Hawaii
                  ---
     Authority site at Kalaoa 1st - 4th and OOMA 1st District of North Kona, Island, County and State of Hawaii more particularly described in Exhibit "B" and as shown on the map marked Exhibit "C", hereto attached and made a part hereof.
     TO HAVE AND TO HOLD THE subleased premises unto the Sublessee for the term of Thirty (30) years, commencing on the 1st day of January, 1996, up to and including the 31st day of December, 2025, unless sooner terminated as hereinafter provided, the Sublessor reserving and the Sublessee yielding and paying to the Sublessor at the Office of the Natural Energy Laboratory of Hawaii Authority, Kona, Hawaii, State of Hawaii, a monthly rental as provided herein, payable in advance, without notice or demand, in twelve equal installments on the first day of each and every month during said term and a percentage rental as follows:

     1. RENTAL FEES. In consideration of the property and services provided by

Sublessor, Sublessee agrees to pay to Sublessor a fixed rental fee in the
amount of $ 9,328.40   per month, payable in advance, without notice or
          ----------
demand, in equal installments on the first day of each and every month or two percent (2%) of gross sales as indicated below (the "Percentage Rent") whichever is greater, subject to the following:

     (a) The "Percentage Rent" shall be paid to Sublessor by Sublessee only to the extent such percentage rent is greater than the fixed monthly rental fee provided above. The percentage rent shall be two percent (2%) of gross sales. For purposes of this agreement "gross sales" shall be defined as all receipts, income, and revenues derived from relating to, or connected with the operations on the rental property, and received by Sublessee under this agreement provided however the following shall be excluded from the computation of gross sales:
(i) costs for goods shipped to a foreign destination from the State of Hawaii;
(ii) import tariffs; (iii) brokerage commission for foreign sales; and (iv) the State of Hawaii general excise tax. Within ninety (90) days of the end of each sublease year during the rental term, Sublessee shall submit to Sublessor a report showing its gross sales less the above exclusions. Sublessee shall pay to Sublessor the Percentage Rent due thereby within thirty (30) days after the submission of the report of gross sales.

     (b) In recognition of the capital investment by Sublessee to the Premises during the early years of the prior sublease and the prior facilities rental agreement as well as the financial risks undertaken by Sublessee together with other direct and indirect benefits which will accrue to the State of Hawaii, Sublessee shall be entitled to an offset for the period noted below in a total amount not to exceed $505,000. This offset is contained within the following offset allowance schedule, which references the allowable offset during the past four years under the prior sublease and facilities rental agreement as well as the first two years under this sublease:

     i. Year 1 (1/1/92-12/31/92) in the amount of percentage rent payable annually in excess of $25,000.00;

     ii. Year 2 (1/1/93-12/31/93) in the amount of percentage rent payable annually in excess of $35,000.00;

     iii. Year 3 (1/1/94-12/31/94) in the amount of percentage rent payable annually in excess of $40,000.00;

     iv. Year 4 (1/1/95-12/31/95) in the amount of percentage rent payable annually in excess of $45,000.00;

     v. Year 5 (1/1/96-12/31/96) in the amount of percentage rent payable annually in excess of $65,000.00; and

     vi. Year 6 (1/1/97-12/31/97) in the amount of percentage rent payable annually in excess of $75,000.

     However, capital expenditure shall have occurred in order for Sublessee to claim the offset. For purposes of this offset provision, "capital expenditures" shall mean all costs incurred by Sublessee in making site improvements, including: grading, contouring, road construction, paving, fill materials, landscaping, utility installation, sea water and deep well pipelines and pumps installation, building or office structures, permanent ponds, and metal fences. Capital expenditures shall be established by receipts and certified audit conducted in accordance with generally accepted accounting standards, available to Sublessor upon written request.

     Sublessee agrees to pay any costs incurred by Sublessor that result from the installation and use of Sublessee's seawater systems and utility systems. These costs will be billed to the Sublessee in monthly invoices and shall be payable within ten (10) days of receipt.

     A penalty fee of 1% per month (12% per annum) will be charged on any unpaid balances which are thirty (30) days past due. Payments may be made at the laboratory or mailed to the Sublessor's office in Kailua-Kona. Checks should be made payable to: NELHA/State of Hawaii.

     (c) INTEREST RATE: The interest rate on any and all unpaid or delinquent rentals shall be at one per cent (1%) per month, plus a service charge of FIFTY AND NO/100 DOLLARS ($50.00) per month for each month of delinquency.

     (d)  "GROSS SALES" DEFINED.  As used herein, the term "gross sales" means:

          i. All income and revenue derived from, relating to, or connected with the operations, sales, and services rendered under this sublease, whether for cash or credit and whether paid or unpaid; provided, however, that the following shall be excluded from the computation of gross sales:

     A. Any and all retail sales taxes, excise taxes, or related direct taxes upon the consumer and collected by the Sublessee on these sales.

     B. Receipts from the sale or trade-in value of any furniture, fixtures, or equipment used upon the premises and owned by the Sublessee.

     C. The value of any merchandise, supplies or equipment exchanged or transferred from or to the other locations of business of the Sublessee where the exchanges or transfers are not made for the purpose of avoiding a sale by the Sublessee which otherwise would be made at or from the premises.

     D. Receipts in the form of refunds from or the value of merchandise, supplies, or equipment returned to shippers, suppliers, or manufacturers.

     E. Receipts with respect to any sale where the subject of the sale, or some part thereof, is returned by the purchaser and accepted by the Sublessee, to the extent of any refund actually granted or adjustment actually made, either in the form of cash or credit.

     F. The amount of any cash or quantity discounts received from sellers, suppliers, or manufacturers.

     G. Receipts from the sales at cost of uniforms or clothing to Sublessee's employees where the uniforms or clothing are required by the Sublessee.

     H.   Shipping costs to a foreign destination from the State of Hawaii.

     I.   Brokerage commissions for foreign sales.

     J.   Import tariffs.

          ii. The Sublessee shall not be credited with or allowed to have any reduction in the amount of the gross sales, which results in any arrangements for a rebate, kickback, or hidden credit given or allowed to any customer; provided, however, that the Sublessee may allow customary discounts on sales of commodities and products to its own employees or volume purchasers.

     2. REOPENING OF MONTHLY RENTAL FEES: The minimum monthly rental fees and the percentage rental reserved shall be reopened and redetermined as of the day following the expiration of the Twentieth (20th) year of the sublease term.

     3. DETERMINATION OF RENTAL FEES AND PERCENTAGE RENTAL UPON REOPENING OF THE ANNUAL RENTAL: The rental fees for any ensuing period shall be the fair market rental at the time of reopening. Except as provided herein, the provisions in Hawaii Revised Statutes, Chapter 658, shall be followed. At least six (6) months prior to the time of reopening, the fair market rental shall be determined by an appraiser whose services shall be contracted for by Sublessor, and the Sublessee shall be promptly notified by certified mail, return receipt requested of the fair market rental as determined by Sublessor's appraiser; provided, that should the Sublessee fail to notify Sublessor in writing within thirty (30) days after receipt thereof that Sublessee disagrees with the fair market rental as determined by Sublessor's appraiser and that Sublessee has appointed its own appraiser to prepare an independent appraisal report, then the fair market rental as determined by Sublessor's appraiser shall be deemed to have been accepted by Sublessee and shall be the fair market rental as of the date of the reopening. If Sublessee has notified Sublessor and appointed its appraiser as stated hereinabove, Sublessee's appraiser shall complete its appraisal and two appraisers shall then exchange their reports within forty-five (45) days from the date of the Sublessee's appointment of the appraiser.

     The two appraisers shall review each other's reports and make every effort to resolve whatever differences they may have. However, should differences still exist fourteen (14) days after the exchange, the two appraisers shall within seven (7) days thereafter appoint a third appraiser who shall also prepare an independent appraisal report based on the review of the two appraisal reports prepared and any other data. Copies thereof shall be furnished to the first two appraisers within forty-five (45) days of the appointment. Within twenty (20) days after receiving the third appraisal report, all three shall meet and determine the fair market rental in issue. The fair market rental as determined by a majority of the appraisers shall be final and binding upon both Sublessor and Sublessee, subject to vacation, modification or correction in accordance with the provisions of Sections 658-8 and 658-9, Hawaii Revised Statutes. Each party shall pay for its own appraiser and the cost of the services of the third appraiser shall be borne equally by the Sublessor and the Sublessee. All appraisal reports shall become part of the public record of the Sublessor.

     In the event the appraisers are unable to determine the fair market rental before the reopening date, or by the foregoing prescribed time, whichever is later, the Sublessee shall pay the fair market rental as determined and the rental paid by Sublessee shall then be subject to retroactive adjustments as appropriate to reflect the fair market rental determined as set forth hereinabove. However, Sublessee or Sublessee's appraiser's failure to comply with the procedures set forth above shall constitute a waiver of Sublessee's right to contest the new rent, and the Sublessee shall pay the rent as determined by Sublessor's appraiser without any retroactive adjustments. Alternatively, Sublessor may treat this failure as a breach of this sublease and terminate the sublease.

     4.   BUSINESS RECORDS.   The Sublessee shall:

     a. Prepare and keep for a period for at least one (1) year following the termination of the sublease, all pertinent original sales records including serially numbered sales slips and other sales records which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of the Sublessee's sales and gross sales.

     b. Submit to the Sublessor on or before the ninetieth (90th) day following the end of each sublease year at the place fixed for the payment of rent, a statement certified as correct by the Sublessee or by a person duly authorized by the Sublessee to certify showing in accurate detail the amount of gross sales during the preceding sublease year, duly verified by an independent certified public accountant. These statements shall be in a form and style and contain details and breakdowns as Sublessor may require.

     Without prejudice to any remedies provided in this sublease for Sublessee's default, if the Sublessee shall fail to promptly furnish any sublease period report or certified public accountant's annual verification report, the Sublessor may have the report prepared on

Sublessee's behalf by an accountant to be selected by the Sublessor, at the expense of the Sublessee. The Sublessee shall furnish to the accountant all records requested for the purpose of preparing the reports, and the Sublessee shall pay to the Sublessor all expense incurred by the Sublessor in securing the reports. Furthermore, the Sublessor may make assessments upon the Sublessee by recourse to those procedures selected by the Sublessor which would produce a reasonable gross sales expectation upon which percentage rentals may be computed.

     In the event that records have not been prepared and kept in accordance with the provisions set forth herein, the Sublessor shall, in addition to all other payments required herein, be entitled to demand and receive an additional payment of ten percent (10%) of the applicable minimum rental fees for the sublease periods involved.

     c. Grant unto the Sublessor at all reasonable times access to all books, accounts, records, and reports including gross income tax reports, showing sales, and other pertinent records including the following:

          i.   shipping costs to foreign destinations;
         ii.   import tariffs;
        iii.   Hawaii General Excise Tax;
         iv.   Hawaii Corporate, Partnership, or Individual  Income Tax;
          v.   Federal Corporate, Partnership, or Individual Income Tax;
         vi.   records showing capital expenditures made until the full
               offset against percentage rent has been achieved, if offset is provided.

     Sublessee shall at any reasonable time upon twenty-four (24) hours notice, permit the Sublessor's accountant or a certified public accountant to complete an audit of the Sublessee's entire business affairs and records relating to the business conducted on the premises for the term of the sublease. The Sublessee shall cooperate fully in making any inspection, examination, or audit. If the audit by a certified public accountant or by Sublessor's accountant discloses that rental has been underpaid by two percent (2%) or more for any period under examination, the Sublessor shall, in addition to the remedies provided in paragraph b. above, be entitled to reimbursement of the reasonable cost of the audit in addition to the deficiency. If the audit by a certified public accountant or by Sublessor's accountant shall disclose that rent has been underpaid by five percent (5%) or more for the period under examination, the Sublessor shall have the right to terminate this sublease.

     5. ADDITIONAL RENT: All utility, office space, services and compound charges shall be charged to and payable by Sublessee as additional rent.

     6. SECURITY DEPOSIT. Upon execution of this Sublease, Sublessee shall deposit with Sublessor the sum of $_0.00____________________ as security for the faithful performance of all of these terms and conditions. The whole or a portion of the deposit will be returned to the Sublessee upon termination of this Sublease, but only after all of the terms and conditions of this Sublease have been observed and performed to the satisfaction of Sublessor.

RESERVING UNTO THE STATE OF HAWAII AND SUBLESSOR THE FOLLOWING:


     7.   MINERALS AND WATERS.   (a)  All minerals as hereinafter defined, in,
on or under the premises and the right, on the State of Hawaii's or Sublessor's own behalf or through persons authorized by it, to prospect for, mine and remove such minerals and to occupy and use so much of the surface of the ground as may be required for all purposes reasonably extending to the mining and removal of such minerals by means whatsoever, including strip mining. "Minerals", as used herein, shall mean any or all oil, gas, coal, phosphate, sodium, sulfur, iron, titanium, gold, bauxite, silver, bauxite clay, diaspore, boehmite, laterite, gibbsite, alumina, all ores of aluminum and, without limitation thereon, all other mineral substances and ore deposits, whether solid, gaseous or liquid, including all geothermal resources in, on, or under the land, fast or submerged; provided, that "minerals" shall not include sand, gravel, rock or other material suitable for use and used in general construction in furtherance of the Sublessee's permitted activities on the premises and not for sale to others.
(b) All surface and ground waters appurtenant to the premises (but specifically excluding seawater) and the right on the State of Hawaii's or Sublessor's own behalf or through persons authorized by it, to capture, divert or impound the same and to occupy and use so much of this right reserved; provided, however, that as a condition precedent to the exercise by the State of Hawaii or Sublessor of the rights reserved in this paragraph just compensation shall be paid to the Sublessee for any of Sublessee's improvements taken.

     8. PREHISTORIC AND HISTORIC REMAINS. All prehistoric and historic remains found on said premises.

     9. OWNERSHIP OF FIXED IMPROVEMENTS. The ownership of all improvements of whatever kind or nature, including but not limited to fences and pipeline system(s) located on the land prior to or on January 23, 1986, when the original sublease was executed.


THE SUBLESSEE COVENANTS AND AGREES WITH THE SUBLESSOR AS FOLLOWS:

     10. PAYMENT OF RENT. Sublessee shall pay said rent to the Sublessor at the times, in the manner and form provided in this sublease and at the place specified above, or at such other place as the Sublessor may from time to time designate, in legal tender of the United States of America.

     11. TAXES, ASSESSMENTS, ETC. Sublessee shall pay or cause to be paid, when due, the amount of all taxes, rates, and assessments of every description as to which the premises or any part, or any improvements, or the Sublessor or Sublessee, are now or may be assessed or become liable by authority of law during the term of this sublease; provided, however, that with respect to any assessment made under any betterment or improvement law which may be payable in installments, Sublessee shall be required to pay only such installments, together with interest, which becomes due and payable during said term.

     12. SEAWATER, BRACKISH WATER, AND GROUNDWATER. If applicable, Sublessor will use reasonable efforts to maintain seawater flow at the times and rates required by Sublessee, but because of the unpredictable conditions and aging equipment relating to the seawater delivery, Sublessor does not guarantee a continuous delivery of seawater. Sublessor shall not be liable for any and all claims, loss, costs, damages, or expenses arising out of Sublessor's inability to provide seawater to Sublessee.

     Sublessee acknowledges that Sublessor cannot warrant, guarantee, or represent that the quality of its seawater, brackish water, and groundwater is never subject to contamination. Sublessee further acknowledges that it assumes all risk of loss for injury or property damage which may result from contamination of seawater, brackish water, and groundwater. Sublessor shall not be liable for any and all claims, loss, costs, damages, or expenses arising out of the contamination of seawater, brackish water, and groundwater.

     13. UTILITIES. Sublessee shall pay when due all charges, duties, and rates of every description, including water, electricity, sewer, gas, refuse collection, and any other charges, as to which the premises or any part, or any improvements or the Sublessor of Sublessee may become liable for during the term, whether assessed to or payable by the Sublessor or Sublessee.

     Sublessor will use reasonable efforts to accommodate Sublessee's requirements for utilities at the site. However, Sublessor shall not be responsible for any inability to provide utilities to Sublessee. In the event that the utilities furnished to Sublessee must be interrupted or diminished by Sublessor on a scheduled basis, Sublessor will attempt to provide Sublessee with adequate notice thereof. Sublessor shall not be liable for any and all claims, loss, costs, damages, or expenses arising out of any interruption of utility service to the Sublessee.

     Sublessee recognizes that freshwater is in limited supply in the North Kona-Kohala area and Sublessee agrees that it shall conserve freshwater whenever possible.

Provision of freshwater will be on a non-guaranteed basis and is subject to the provisions of the County Board of Water Supply.

     Subject to Sublessor's prior approval, Sublessee may install its own telephone equipment using existing utility conduits.

     14. EQUIPMENT AND APPARATUS. Sublessee shall be solely responsible for any equipment and apparatus provided and operated by the Sublessee. All of Sublessee's equipment and apparatus that will be connected to the seawater systems and the electrical systems at the facility shall be subject to inspection by the Sublessor or its designated representative prior to any connection. All of Sublessee's test equipment and apparatus shall be made in accordance with applicable standards, regulations, codes and sound engineering practice. Sublessor or its designated representative may request inspection and certification by outside experts and/or professional engineers.

     15. CONSTRUCTION WITHIN PREMISES. The Sublessee shall not make or cause to be made any additions, alterations, or improvements, or install or cause to be installed any buildings, structures, electrical, or plumbing fixtures, except upon the prior review and consent of Sublessor. All buildings, structures, and landscaping shall express the island character and be of high quality, but shall be natural in appearance emphasizing the outdoor environment. The Sublessee shall provide sufficient landscaping to make the project site visually attractive to local residents and island visitors. All allowed structures shall comply with applicable County building codes and construction permits.

     16. SEAWATER SYSTEMS AND UTILITY CONNECTIONS. It shall be the responsibility of the Sublessee to make the necessary connections to the existing seawater, freshwater, electrical, process air, and utility systems. All connections and service lines shall be made in accordance with the applicable rules, regulations, laws, and codes and shall be subject to Sublessor's prior approval. Sublessee shall discuss with and obtain the concurrence of the Sublessor or its designated representative as to the method proposed for each connection and line, and the days and time that any proposed connection might cause disruption to Sublessor's operations, utilities, or services. Sublessor shall be permitted to inspect all connections before any connections shall be made.

     17. OPERATIONS. Sublessee shall conduct its activities on the premises in accordance with all applicable Federal, State, and County statutes, ordinances and regulations in addition to Sublessor's rules and regulations. Sublessor will provide the Sublessee with a copy of its Facilities Use Manual
(FUM) which outlines the day to day operating rules, regulations, and expected conduct on the premises. All discharges from the Sublessee's project shall be in conformity with and comply with existing permits at the site and the Sublessee shall obtain and be responsible for all required importation permits and shall give a copy to Sublessor. Project sites shall be kept visually attractive to local residents and to island visitors.

      18. SEAWATER DISCHARGES. Sublessee shall minimize any adverse environmental effects to the surrounding ocean waters and to the water returned by Sublessee to the ocean. Sublessee shall permit Sublessor to monitor the surrounding ocean waters and the water returned by Sublessee to the ocean. Sublessee shall submit discharge water quality and quantity samples to Sublessor for inspection, review, and testing upon request by Sublessor. Water discharged by Sublessee into any disposal system shall meet the applicable water quality criteria prescribed by the department of health in its rules relating to water quality standards. Sublessee shall be responsible and bear all costs incurred for re-treating its discharged water to meet these standards.

     Sublessor may require Sublessee to monitor, record, and report the quality of Sublessee's discharged water to Sublessor monthly. Sublessee shall allow Sublessor to enter the premises at any time for the purpose of taking samples of Sublessee's water discharge for independent water quality analysis. In the event that Sublessee's water discharge fails to meet the department of health's water quality standards, Sublessor shall have the authority to order the Sublessee to cease all of its operations until the water discharge problem has been corrected to the satisfaction of the Sublessor and/or the department of health. Should the Sublessee fail to cease all of its operations when ordered to do so by the Sublessor, Sublessee's actions shall amount to a breach of this sublease, thereby entitling the Sublessor to terminate this sublease in accordance with paragraph 38 herein. In any event, Sublessee shall be liable for any and all property or environmental damage resulting from its water discharge.

     19. SUBLESSEE RESPONSIBILITY. All persons hired or used by Sublessee shall be considered Sublessee's agents and employees and Sublessee shall be responsible for all services performed by its agents and employees. Further, Sublessee intentionally, voluntarily, and knowingly assumes the sole and entire liability for any of its agents and employees, and to third persons for all loss, cost, damage, or injury caused, either direct or indirectly, by Sublessee's agents and employees in the course of their employment.

     20. COVENANT AGAINST DISCRIMINATION. The use and enjoyment of the premises shall not be in support of any policy which discriminates against anyone based upon race, creed, sex, color, national origin, religion, marital status, familial status, ancestry, physical handicap, disability, age, or HIV (human immunodeficiency virus) infection .
     21. SANITATION, ETC. Sublessee shall keep the premises and improvements in a strictly clean, sanitary, and orderly condition.

     22. WASTE AND UNLAWFUL, IMPROPER OR OFFENSIVE USE OF PREMISES. Sublessee shall not commit, suffer, or permit to be committed any waste, nuisance, strip or unlawful, improper or offensive use of the premises, or any part, nor, without the prior written consent of the Sublessor, cut down, remove or destroy, or suffer to be cut down, removed or destroyed, any trees now growing on the premises.

     23. COMPLIANCE WITH LAWS. Sublessee shall comply with all of the requirements of all county, state, and federal authorities and observe all county, state, and federal laws applicable to the premises, now in force or which may be in force.

     24. INSPECTION OF PREMISES. Sublessee shall permit the Sublessor and its agents, at all reasonable times during the sublease term, to enter the premises and examine the state of repair and condition of the premises.

     25. IMPROVEMENTS. Sublessee shall not at any time during said term construct, place, maintain, and install on the premises any building, structure or improvement of any kind and description except with the prior written approval of Sublessor and upon those conditions the Sublessor may impose, including any adjustment of rent, unless otherwise provided in this sublease. The Sublessee shall own these improvements until the expiration, surrender, or termination pursuant to a breach of the sublease, at which time the ownership shall, at the option of the Sublessor, remain and become the property of the Sublessor or shall be removed by the Sublessee at the Sublessee's expense.

     26. REPAIRS TO IMPROVEMENTS. Sublessee shall, at its own expense, keep, repair and maintain all buildings and improvements now existing or hereafter constructed or installed on the premises in good order, condition, and repair, reasonable wear and tear excepted.

     27. NON-ADVERSE EFFECTS. Any building, structure, or improvement erected or constructed by the Sublessee on the premises, shall not in any way adversely affect the safe and efficient operations of the Ke-ahole Airport and prior to construction or erection shall be approved in writing by the Sublessor.

     28. NON-OBSTRUCTION RESERVATIONS. The conveyance of this sublease shall be subject to the following reservations:

          a. There is hereby reserved to the Department of Transportation, Airports Division, its successors, and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the premises herein conveyed. This public right of flight shall include the right to cause any noise inherent in the landing, departing or operation of any aircraft used for navigation or flight through the airspace or on or about the Ke-ahole Airport.

          b. The erection of structures or growth of natural objects that would constitute an obstruction to air navigation is prohibited.

          c. Any activity on the land or along the adjacent coast that would interfere with or be a hazard to the flight of aircraft over the land or to and from the Ke-ahole Airport or interfere with air navigation and communication facilities serving said Airport is prohibited.

          d. The height limitations above which no structure or growth shall be permitted shall be in accordance with the Airport Zoning Regulations all as shown on Exhibit "D".

          e. The filing of notice of construction requirements in FAA Part 77 shall remain in effect.

     29. LIENS. Sublessee shall not commit or suffer any act or neglect which results in the premises, any improvement, or the leasehold estate of the Sublessor becoming subject to any attachment, lien, charge, or encumbrance, except as provided in this sublease, and shall indemnify, defend, and hold the Sublessor harmless from and against all attachments, liens, charges, and encumbrances and all resulting expenses and attorneys' fees.

     30. ASSIGNMENTS. The Sublessee shall not transfer, assign, or permit any other person to occupy or use the premises or any portion or transfer or assign this sublease or any interest, either voluntarily or by operation of law, except by way of devise, bequest, or intestate succession, and any transfer or assignment made shall be null and void; provided that with the prior written approvals of the Board of Land and Natural Resources and the Sublessor the assignment and transfer of this sublease or any portion may be made if (1) in the case of commercial, industrial, and other business uses, the Sublessee was required to put in substantial building improvements; (2) the Sublessee becomes mentally or physically disabled; (3) extreme economic hardship is demonstrated to the satisfaction of the Board of Land and Natural Resources and the Sublessor; or (4) it is to the corporate successor the Sublessee; provided, further, that prior to the approval of any assignment of sublease, the Sublessor shall have the right to review and approve the consideration paid the Assignee and may condition consent to the assignment of the sublease on payment by the Sublessee of a premium based on the amount by which the consideration for the assignment, whether by cash, credit, or otherwise, exceeds the straight-line depreciated cost of improvements and trade fixtures being transferred to the Assignee pursuant to the Board of Land and Natural Resources' Assignment of Lease Evaluation Policy, as it may be amended, a copy of which is attached hereto as Exhibit "E." The premium on any subsequent assignments shall be based on the difference in the selling and purchase price plus the straight-line depreciated cost of any improvements constructed by the then Assignor, pursuant to the above-mentioned Evaluation Policy.

     With respect to state agricultural or aquaculture subleases, in the event of foreclosure or sale, the above-described premium shall be assessed only after the encumbrances of record and any other advances made by the holders of a security interest are paid.

     If the Sublessee is a partnership, joint venture or corporation, the sale or transfer of 50% interest or more of ownership in one year or stocks by dissolution, merger, or any other means shall be deemed an assignment for purposes of this paragraph and subject to the rights of the Board of Land and Natural Resources and the Sublessor to impose the foregoing premium.

     31.  SUBLETTING.   The Sublessee shall not rent or sublet the whole or any
portion of the premises, without the prior written approvals of the Board of Land and Natural Resources and the Sublessor; provided, however, that prior to this approval, the Board of Land and Natural Resources and the Sublessor shall have the right to review and approve the rent to be charged to the proposed sublessee and that in the case where the Sublessee is required to pay rent based on a percentage of its gross sales, the receipts of the proposed sublessee or any subsequent sublessee shall be included as part of the Sublessee's gross sales, and the Board of Land and Natural Resources and the Sublessor shall have the right to revise the rent of the premises based upon the rental rate charged to the proposed sublessee including the percentage rent, if applicable, and provided, further, that the rent may not be revised downward.

     32. INDEMNITY. The Sublessee shall indemnify, defend, and hold the State and Sublessor harmless from and against any claim or demand for loss, liability, or damage including claims for bodily injury, wrongful death, or property damage, arising out of or resulting from: (1) any act or omission on the part of Sublessee relating to Sublessee's or its employee's or agent's use, occupancy, maintenance, or enjoyment of the premises; (2) any failure on the part of the Sublessee to maintain the premises and sidewalks, roadways and parking areas adjacent thereto in Sublessee's use and control, and including any accident, fire, or nuisance, growing out of or caused by any failure on the part of the Sublessee to maintain the premises in a safe condition; and (3) from and against all actions, suits, damages, and claims by whomsoever brought or made by reason of the Sublessee's non-observance or non-performance of any of the terms, covenants, and conditions of this sublease or the rules, regulations, ordinances, and laws of the federal, state, municipal or county governments.

     33. COSTS OF LITIGATION. In case the Sublessor shall, without any fault on its part, be made a party to any litigation commenced by or against the Sublessee (other than condemnation proceedings), the Sublessee shall pay all costs, including reasonable attorney's fees, and expenses incurred by or imposed on the Sublessor; furthermore, the Sublessee shall pay all costs, including reasonable attorney's fees and expenses which may be incurred by or paid by the Sublessor in enforcing the covenants and agreements of this sublease, in recovering possession of the premises or in the collection of delinquent rental, taxes, and any and all other charges.

     34. LIABILITY INSURANCE. The Sublessee shall procure and maintain, at its cost and expense and acceptable to the Sublessor, in full force and effect throughout the term of this sublease, commercial general liability insurance, in an amount of at least $500,000.00 for each occurrence and $1,000,000.00 aggregate, with an insurance company or companies licensed to do business in the State of Hawaii. The policy or policies of insurance shall name the State of Hawaii and the Sublessor as additional insureds. The insurance shall cover the entire premises, including buildings, improvements, and grounds and all roadways or sidewalks on or adjacent to the premises in the use or control of the Sublessee.

     The Sublessee, prior to entry and use of the premises or within fifteen
(15) days from the effective date of this sublease, whichever is sooner, shall furnish the Sublessor with a certificate(s) showing the policy(s) to be initially in force, keep the certificate(s) on deposit during the entire sublease term, and furnish a like certificate(s) upon each renewal of the policy(s). This insurance shall not be cancelled, limited in scope of coverage, or nonrenewed until after thirty (30) days written notice has been give to the Sublessor.

     The Sublessor shall retain the right at any time to review the coverage, form, and amount of the insurance required by this sublease. If, in the opinion of the Sublessor, the insurance provisions in this sublease do not provide adequate protection for the Sublessor, the Sublessor may require Sublessee to obtain insurance sufficient in coverage, form, and amount to provide adequate protection. The Sublessor's requirements shall be reasonable but shall be designed to assure protection for and against the kind and extent of the risks which exist at the time a change in insurance is required. The Sublessor shall notify Sublessee in writing of changes in the insurance requirements and Sublessee shall deposit copies of acceptable insurance policy(s) or certificate(s) thereof, with the Sublessor incorporating the changes within thirty (30) days of receipt of the notice.

     The procuring of the required policy(s) of insurance shall not be construed to limit the Sublessee's liability under this sublease nor to release or relieve the Sublessee of the indemnification provisions and requirements of this sublease. Notwithstanding the policy(s) of insurance, sublessee shall be obligated for the full and total amount of any damage, injury, or loss caused by Sublessee's negligence or neglect connected with this sublease.

     It is agreed that any insurance maintained by the Sublessor will apply in excess of, and not contribute with, insurance provided by Sublessee's policy.

     35. BOND, PERFORMANCE. The Sublessee shall, at its own cost and expense, within thirty (30) days after the date of receipt of this sublease document, procure and deposit with the sublessor and thereafter keep in full force and effect during the term of this sublease a good and sufficient surety bond, conditioned upon the full and faithful observance and performance by Sublessee of all the terms, conditions, and covenants of this sublease, in an amount equal to two times the annual and estimated additional rental then payable. This bond shall provide that in case of a breach or default of any of the sublease terms, covenants, conditions, and agreements, the full amount of the bond shall be paid to the Sublessor as liquidated and ascertained damages and not as a penalty.

     36. SUBLESSOR'S LIEN. Sublessor shall have a lien on all the buildings and improvements placed on the premises by the Sublessee, on all property kept or used on the premises, whether the same is exempt from execution or not and on the rents of all improvements and buildings situated on the premises for all such costs, attorney's fees, rent reserved, for all taxes and assessments paid by the Sublessor on behalf of the Sublessee and for the payment of all money provided in this sublease to be paid by the Sublessee, and such lien continue until the amounts due are paid.

     37. MORTGAGE. Except as provided in this sublease, Sublessee shall not mortgage, hypothecate or pledge the premises or any portion, or any interest in this sublease, without the prior written approval of Sublessor and the State of Hawaii's Board of Land and Natural Resources and mortgage, hypothecation or pledge without the approval shall be null and void.

     That upon due application and with the written consent of the Sublessor and the State of Hawaii Board of Land and Natural Resources, the Sublessee may mortgage this sublease or any interest, or create a security interest in the subleasehold of the premises. If the mortgage or security interest is to a recognized lending institution in either the State of Hawaii or elsewhere in the United States, consent may extend to foreclosure and sale of Sublessee's interest at the foreclosure to any purchaser, including the mortgagee, without regard to whether or not the purchaser is qualified to sublease, own or otherwise acquire and hold the land or any interest. The interest of the mortgagee or holder shall be freely assignable. The term "holder" shall include an insurer or guarantor of the obligation or condition of such mortgage, including the Department of Housing and Urban Development through the Federal Housing Administration, the Federal National Mortgage Association, the
Veterans Administration, the Small Business Administration, Farmers Home Administration, or any other federal agency and their respective successors and assigns or any lending institution authorized to do business in the State of Hawaii or elsewhere in the United States; provided, that the consent to mortgage to a non-governmental holder shall not confer any greater rights or powers in the holder than those which would be required by any of the aforementioned Federal agencies.

     38. BREACH AND TERMINATION. Time is of the essence of this agreement and if the Sublessee shall fail to pay the rent or any part thereof at the times and in the manner provided within ten (10) calendar days after delivery by the Sublessor of a written notice of the breach or default, or if the Sublessee shall become bankrupt, or shall abandon the premises, or if this sublease and the premises shall be attached or taken by operation of law, of if any assignment be made of the Sublessee's property for the benefit of creditors, or if the Sublessee uses the property for purposes other than as specified in Exhibit "A," or if the Sublessee ceases all activities for a period of three (3) months without the Sublessor's written consent for reasons other than force majeure, or if sublessee shall fail to observe and perform any of the covenants, terms and conditions contained in this sublease and on its part to be observed and performed and this failure shall continue for a period of more than thirty
(30) days after delivery by the Sublessor of a written notice of the breach or default, by personal service, registered mail, or certified mail to the Sublessee at its last known address and to each mortgagee or holder of record having a security interest in the premises, the Sublessor may, subject to the provisions of Section 171-21, Hawaii Revised Statutes, at once re-enter the premises or any part thereof, and upon or without this entry, at its option, terminate this sublease without prejudice to any other remedy or right of action for arrears of rent or for any preceding or other breach of contract; and in the event of termination at the option of the Sublessor, all buildings and improvements shall remain and become the property of the Sublessor or shall be removed by Sublessee at the Sublessee's cost; furthermore, Sublessor shall retain all rent paid in advance to be applied to any damages. This does not prohibit the Sublessor from seeking further damages. Sublessor shall not be deemed guilty of trespass or become liable for loss or damage which may be occasioned thereby.

     39. RIGHT OF HOLDER OF RECORD OF A SECURITY INTEREST. In the event the Sublessor seeks to forfeit the privilege, interest, or estate created by this sublease, each recorded holder of a security interest may, at its option, cure or remedy the default or breach of rent payment within ten (10) days or any other default or breach within sixty (60) days, from the date of receipt of the Sublessor's notice, or within such additional period as the Sublessor may allow for good cause, and add the cost thereof to the mortgage debt and the lien of the mortgage. Upon failure of the holder to exercise its option, the Sublessor may: (a) pay to the holder from any moneys at its disposal, the amount of the mortgage debt, together with interest and penalties, and secure an assignment of the debt, including interest and penalties, and all reasonable expenses incurred by the holder in connection with the foreclosure and preservation of its security interest, less appropriate credits, including income received from the privilege, interest, or estate subsequent to the foreclosure; or (b) if the property cannot be reasonably reassigned without loss to the Sublessor or State, then terminate the outstanding privilege, interest, or estate without prejudice to any other right or remedy for arrears of rent or for any preceding or other breach or default and use its best efforts to redispose of the affected land to a qualified and responsible person free and clear of the mortgage and the debt secured; provided that a reasonable delay by the Sublessor in instituting or prosecuting its rights or remedies shall not operate as a waiver of these rights or to deprive it of a remedy when it may still otherwise hope to resolve the problems created by the breach or default. The proceeds of any redisposition shall be applied, first, to reimburse the Sublessor for costs and expenses in connection with the redisposition; second to discharge in full any unpaid purchase price or other indebtedness owing the Sublessor in connection with the privilege, interest, or estate terminated; third, to the mortgagee to the extent of the value received by the State upon redisposition which exceeds the fair market sublease value of the land as previously determined by the Sublessor's or State's appraiser;
and fourth, to the owner of the privilege, interest, or estate.

     40. CONDEMNATION. If at any time, during the term of this sublease, any portion of the premises should be condemned or required for public purposes by the State, any county, or city and county, the rental shall be reduced in proportion to the value of the portion of the premises condemned. The Sublessee shall be entitled to receive from the condemning authority (a) the value of growing crops or animals, if any, which it is not permitted to harvest and (b) the proportionate value of the Sublessee's permanent improvements so taken in the proportion that it bears to the unexpired term of the sublease; provided, that the Sublessee may, in the alternative, remove and relocate its improvements to the remainder of the lands occupied by the Sublessee. The Sublessee shall not by reason of such condemnation be entitled to any claim against the Sublessor for condemnation or indemnity for subleasehold interest and all compensation payable or to be paid for or on account of said subleasehold interest by reason of such condemnation shall be payable to and be the sole property of the Sublessor. The foregoing rights of the Sublessee shall not be exclusive of any other to which Sublessee may be entitled by law. Where the portion so taken renders the remainder unsuitable for the use or uses for which the land was subleased, the Sublessee shall have the option to surrender this sublease and be discharged and relieved from any further liability; provided, that Sublessee may remove the permanent improvements constructed, erected and placed by it within any reasonable period as may be allowed by the Sublessor.

     41. RIGHT TO ENTER. The State of Hawaii's Board of Land and Natural Resources or Sublessor or the County, or their respective agents or representatives upon reasonable notice shall have the right to enter and cross any portion of the premises for the purpose of performing any public or official duties; provided, however, in the exercise of such rights, the

Sublessor, the State of Hawaii Board of Land and Natural Resources or the County shall not interfere unreasonably with the Sublessee or Sublessee's use and enjoyment of the premises. The Sublessor or its designated representative specifically reserves the right to enter the premises or any part thereof for purposes related to the State of Hawaii's operation and maintenance of the Ke-ahole Airport, provided that such entry, operation, or maintenance does not unreasonably interfere with or hinder the use, occupancy, operation, and enjoyment of the premises by the Sublessee.

     42. INSPECTION BY PROSPECTIVE BIDDERS. The Sublessor shall have the right to authorize any person or persons to enter upon and inspect the premises at all reasonable times following a published notice for its proposed disposition for purposes of informing and appraising that person or persons of the condition of the lands preparatory to the proposed disposition; provided, however, that any entry and inspection shall be conducted during reasonable hours after notice to enter is first given to the Sublessee, and shall, if the Sublessee so requires, be made in the company of the Sublessee or designated agents of the Sublessee; provided, further, that no authorization shall be given more than two years before the expiration of the term of the sublease.

     43. ACCEPTANCE OF RENT NOT A WAIVER. The acceptance of rent by the Sublessor shall not be deemed a waiver of any breach by the Sublessee of any term, covenant, or condition of this sublease, nor the Sublessor's right of re-entry for breach of term, condition, or covenant, nor of the Sublessor's right to declare and enforce a forfeiture for any breach of any term, covenant, or condition, or to exercise any option conferred, in any one or more instances, shall not be construed as a waiver or relinquishment of any term, covenant, condition, or option.

     44. INGRESS AND EGRESS. Sublessee shall possess the right, by the most convenient route(s) as approved by the Sublessor, of ingress and egress from the premises for utilities, roadway purposes and pipelines and related facilities necessary for Sublessee's operations and maintenance, subject to any reasonable safety requirements of the Sublessor. This right of ingress and egress shall inure to the benefit of the Sublessee and its duly authorized agents, representatives, contractors, employees, and invitees.

      45. EXTENSION OF TIME. Notwithstanding any provision to the contrary contained in this sublease, when applicable, Sublessor may for good cause shown, allow additional time beyond the time or times specified in this sublease for the Sublessee to comply, observe, and perform any of the sublease terms, conditions, and covenants.

     46. JUSTIFICATION OF SURETIES. Any bonds required by this sublease shall be supported by the obligation of a corporate surety organized for the purpose of being a surety and qualified to do business in the State of Hawaii, or not less than two personal sureties, corporate or individual, for which justifications shall be filed as provided in Section 78-20, Hawaii Revised Statutes; provided, however, the Sublessee may furnish a bond in like amount, conditioned as aforesaid, executed by it alone as obligor, if, in lieu of any surety or sureties, it shall also furnish and at all times thereafter keep and maintain on deposit with the Sublessor security in certified checks, certificates of deposit (payable on demand or after such period as the Sublessor may stipulate), bonds, stocks or other negotiable securities pro endorsed, or execute and deliver to the Sublessor a deed or deeds of trust of real property, all of such character which is satisfactory to the Sublessor and valued in the aggregate at not less than the principal amount of said bond. It is agreed that the value of any securities which may be accepted and at any time thereafter held by the Sublessor shall be determined by the Sublessor, and that the Sublessee may, with the approval of the Sublessor, exchange other securities or money for any of the deposited securities if in the judgment of the Sublessor the substitute securities or money shall be at least equal in value to those withdrawn. It is further agreed that substitution of securities or the substitution of a deposit of security for the obligation of a surety or sureties may be made by the Sublessee, but only upon the written consent of the Sublessor and that until this consent is granted, which shall be discretionary with the Sublessor, no surety shall be released or relieved from any obligation.

     47. WAIVER, MODIFICATION, REIMPOSITION OF BOND AND LIABILITY INSURANCE PROVISIONS. Upon substantial compliance by the Sublessee of the terms, covenants, and conditions contained in this sublease on its part to be observed or performed, the Sublessor at its discretion may in writing, waive or suspend the performance bond and/or improvement bond requirements or may in writing, modify the particular bond(s) or liability insurance requirements by reducing its amount; provided, however, that the Sublessor reserves the right to reactivate the bonds or reimpose the bond(s) and/or liability insurance in and to their original tenor and form at any time throughout the term of this sublease.

     48. SUSPENSION OF OPERATIONS. In the event of any disaster or pollution, or likelihood of either, having or capable of having a detrimental effect on public health, safety, welfare, or the environment caused in any manner or resulting from operations under this sublease, the Sublessee shall immediately take corrective action, seek to mitigate any damage and promptly notify Sublessor and the State of Hawaii Board of Land and Natural Resources.

     49. QUIET ENJOYMENT. Sublessor hereby covenants and agrees with the Sublessee that upon payment of the rent at the times and in the manner provided and the observance and performance of the covenants, terms, and conditions on the part of the Sublessee to be observed and performed, the Sublessee may have, hold, possess and enjoy the premises for the term of the sublease, without hindrance or interruption by the Sublessor or any other person or persons lawfully claiming by, through or under it.

     50. SURRENDER. The Sublessee shall, at the end of the term or other sooner termination of this sublease, peaceably deliver unto the Sublessor possession of the premises, together with all improvements existing or constructed thereon or the Sublessee, at its expense, shall remove such improvements, at the option of the Sublessor. Furthermore, upon the expiration, voluntary surrender, termination, and/or revocation of this sublease, should the

Sublessee fail to remove any and all of the Sublessee's personal property from the premises, after notice thereof, the Sublessor may remove any and all personal property from the premises and either deem the property abandoned and dispose of the property or place the property in storage at the cost and expense of the Sublessee, and the Sublessee does agree to pay all costs and expenses for disposal, removal, or storage of the personal property. This provision shall survive the termination of the sublease.

     51.  NON-WARRANTY.   Sublessor does not warrant the conditions of the
premises, as the same is being subleased as is.

     52. HAZARDOUS MATERIALS. Sublessee shall not cause or permit the escape, disposal, or release of any hazardous materials, except as provided by law. Sublessee shall not allow the storage or use of such materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such materials, nor allow to be brought onto the premises any such materials except to use in the ordinary course of Sublessee's business, and then only after written notice is given to Sublessor of the identity of such materials and upon Sublessor's consent, which consent may be withheld at Sublessor's sole and absolute discretion. Sublessor shall have the sole and absolute discretion to permit such materials to be brought onto and remain on the premises. Sublessee's failure to comply with Sublessor's directions under this section shall constitute a breach of this sublease. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials by Sublessee, then Sublessee shall be responsible for the reasonable costs thereof. In addition, Sublessee shall execute affidavits, representations and the like from time to time at Sublessor's request concerning Sublessee's best knowledge and belief regarding the presence of hazardous materials on the premises placed or released by Sublessee.

     Sublessee agrees to indemnify, defend and hold Sublessor harmless, from any damages and claims resulting from the release of hazardous materials on the premises occurring while Sublessee is in possession, or elsewhere if caused by Sublessee or persons acting under Sublessee. These covenants shall survive the expiration or earlier termination of the sublease.

     For the purpose of this sublease "hazardous material" shall mean any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act as amended, the Federal Clean Water Act, or any other federal, state, or local environmental law, regulation, ordinance, rule, or by-law, whether existing as of the date hereof, previously enforced, or subsequently enacted.

     53. FIRE AND EXTENDED COVERAGE INSURANCE. The sublessee, at its cost and expense, shall procure and maintain at all times during the term of this sublease fire and extended coverage insurance with an insurance company(s) licensed to do business in the State of

Hawaii, insuring all buildings and improvements erected on the land subleased in the joint names of the Sublessor and the Sublessee, with the standard mortgage clause for Mortgagee, if any, as their interest may appear, in an amount equal to the replacement cost of the facilities and shall pay the premiums at the time and place required under the policy.

     In the event of total or partial loss, any proceeds derived from the policy(s) shall be used by the Sublessee for rebuilding, repairing, or otherwise reinstating the same buildings in a good and substantial manner according to the plans and specifications approved in writing by the Sublessor; provided, however, that with the approval of the Sublessor, the Sublessee may surrender this sublease and pay the balance owing on any mortgage and the Sublessee shall then receive that portion of the proceeds which the unexpired term of this sublease at the time of the loss or damage bears to the whole of the term, the Sublessor to be paid the balance of the proceeds.

     All rights or claims of subrogation against the Sublessor or State of Hawaii, their officers, employees, and agents are waived.

     54.  WITHDRAWAL.   The Sublessor shall have the right to withdraw the
premises, or any portion, at any time during the term of this sublease upon giving of reasonable notice and without compensation, except as provided in the sublease, for public uses or purposes, for constructing new roads or extensions, or changes in line or grade of existing roads, for rights of way and easements of all kinds, and shall be subject to the right of the Sublessor to remove all soil, rock or gravel as may be necessary for the construction of roads and rights of way within or without the premises; provided, that upon the withdrawal, or upon the taking which causes any portion of the land originally subleased to become unusable for the specific use or uses for which it was subleased, the rent shall be reduced in proportion to the value of the land withdrawn or made unusable, and if any permanent improvement constructed upon the land by the Sublessee is destroyed or made unusable in the process of the withdrawal or taking, the proportionate value thereof shall be paid upon the unexpired term of the sublease; provided, further that no withdrawal or taking shall be had of those portions of the land which are then under production of crops or aquatic species until the crops or aquatic species are harvested, unless the Sublessor pays to the Sublessee the value of the crops or aquatic species.

     55. CLEARANCE. The premises are subleased in an "as is" condition and Sublessee shall be responsible for obtaining all necessary federal, state and county clearances. The Sublessor, however will use its best efforts to assist the Sublessee in obtaining the necessary permits for Sublessee's operation.


     56. FORCE MAJEURE. If the Sublessee is rendered unable wholly or in part by force majeure to carry out its obligations under this sublease, Sublessee shall give to Sublessor prompt written notice of the Force Majeure. Thereupon, and if the circumstances relied upon by Sublessee constitute force majeure in the good faith opinion of the Sublessor, any obligations of the Sublessee to perform, so far as they are affected by the force majeure, shall be suspended during the continuance of the force majeure and the primary term of any continuation period shall be extended for a period equal to the period of suspended performance caused by the force majeure. Sublessee shall use all possible diligence to resolve the settlement of strikes, lockouts or other difficulties. In no event shall any extension affect the terms, conditions, or covenants of this sublease.

      57. NOTICES. Sublessor may give any notice or deliver any document hereunder to Sublessee by mailing the same by registered or certified mail addressed to Sublessee's address above or by delivering the same in person to any officer of Sublessee. Sublessee may give any notice or deliver any document hereunder to Sublessor by mailing the same by registered or certified mail addressed to Sublessor's address above or by delivering the same to Sublessor in person. For the purposes of this paragraph, either party may change its address by written notice to the other. In case of any notice or document delivered by certified or registered mail, the same shall be deemed delivered when deposited in any United States post office, properly addressed as herein provided, with postage fully prepaid.

     58. BOND, IMPROVEMENT. The Sublessee shall, within thirty (30) days after the date of receipt of this sublease document, procure and deposit with the Sublessor a surety bond in the amount of_________________________________, DOLLARS ($_____________), acceptable to the Sublessor, which bond shall name the State and Sublessor as obligees, conditioned upon the faithful observance, performance, and completion of the building requirement contained in this sublease, the completion of the building and improvements on or before the specified date of completion free from all liens and claims, and that the Sublessee shall hold the State and Sublessor harmless from all liens, suits, actions or damages arising out of, caused from or attributable to the work performed pursuant to the building requirement.

     59. HEADINGS. The article and paragraph headings are inserted only for the convenience of the Sublessor and the Sublessee and are not intended to construe the intent or meaning of any of the provisions thereof.

     60. MODIFICATION OF SUBLEASE. Any modification, alteration, or change in this sublease shall be made only by written agreement executed by the parties.

     61.  HAWAII LAW.   This sublease shall be construed, interpreted, and
governed by the laws of the State of Hawaii.

     62. EXHIBITS - INCORPORATION IN SUBLEASE. All exhibits referred to are attached to this sublease and hereby are deemed incorporated by reference.

     63. PARTIAL INVALIDITY. If any term, provision, covenant, or condition of this sublease should be held to be invalid, void, or unenforceable, the remainder of this sublease shall continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

THIS SUBLEASE IS ALSO SUBJECT TO THE FOLLOWING SPECIAL TERMS AND CONDITIONS:

     64.   DESIGN STANDARDS.   The Sublessee shall comply with the established
design standards of the Sublessor or the Board of Land and Natural Resources in the preparing, design and construction of structures and other site improvements.

     65.  ADMINISTRATIVE RULES.   The Sublessee shall comply with all
administrative rules adopted by Sublessor pursuant to Chapter 91 and Chapter 227D, Hawaii Revised Statutes, relating to the Natural Energy Laboratory of Hawaii Authority.

     66. RESTORATION OF SUBLEASED LAND. Upon termination, surrender, or expiration of this sublease, the Sublessor may require the Sublessee to restore the lands covered herein to its original condition insofar as it is reasonable to do so within ninety (90) calendar days thereof, except for such roads, excavations, alterations or other improvements which may be designated for retention by the Sublessor or a State agency having jurisdiction over said lands. When determined by the Sublessor or such State agency, cleared sites and roadways shall be replanted with grass, shrubs, or trees by the Sublessee.

     67. SUBLEASE SUBJECT TO MASTER LEASE. This sublease is subject to the terms and conditions of the master lease No. S-5157 between the Board of Land and Natural Resources of the State of Hawaii and Sublessor, a copy of which is attached hereto as Exhibit "F." Any conflicts between the provisions of this sublease and the foregoing master lease shall be resolved in favor of the master lease.


DEFINITIONS

     68. The use of any gender shall include all genders, and if there is more than one Sublessee, then all words used in the singular shall extend to and include the plural.

     69.  As used herein, unless clearly repugnant to the context:

          a. "County" means the County of Hawaii and any governmental agencies or authorities thereof.

          b. "Sublessee" means and includes the Sublessee, its officers, employees, invitees, successors or permitted assigns.

          c. "Holder of a record of a security interest" means any person who is the owner or possessor of a security interest in the land subleased and who has filed with the Natural Energy Laboratory of Hawaii Authority and with the Bureau of Conveyances of the State of Hawaii a copy of such interest.

          d. "Premises" means the land and all buildings and improvements now or hereinafter constructed and installed on the subleased land.

          e. "Waste" includes, but is not limited to, (1) permitting the premises or any portion thereof to become unduly eroded or failure to take proper precautions or make reasonable effort to prevent or correct the erosion;
(2) permitting a substantial increase in noxious weeds in uncultivated portions of the premises; and (3) failure to employ all of the usable portions of the premises.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this _29th__ day of December, 1995.

                              NATURAL ENERGY LABORATORY OF HAWAII
                                   OF HAWAII AUTHORITY


                              By__/s/ Robert Kihine_____________________________
                                   Its Executive Director

                              _Cyanotech Corporation______ (Sublessee)


                              By_/s/ Gerald R. Cysewski__________
                                   Its President



APPROVED AS TO FORM:



_____________________________
Deputy Attorney General

Dated:_______________________

STATE OF HAWAII     )
                    )    SS.
COUNTY OF HAWAII    )


     On this ______________________ day of _____________, 19____, before me personally appeared __________________________________________________________,
to me known to be the person(s) described in and who executed the foregoing instrument and acknowledgement to me that _____________________ executed the same as _____________ free act and deed.



                         ____________________________________
                         Notary Public, State of Hawaii

                         My commission expires:________________




STATE OF HAWAII     )
                    )    SS.
COUNTY OF           )


     On this ______ day of ______________, 19___, before me appeared ______________________________ and ________________________________, to me
personally known, who, being by me duly sworn, did say that they are the ______________________________ and ________________________________,
respectively of ___________________________________________________, a Hawaii
corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that the said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and the said ______________________ and ______________________, acknowledged said instrument to be the free act and deed of said corporation.



                         ____________________________________
                         Notary Public, State of Hawaii

                         My commission expires:________________

                                    ADDENDUM



     Sublessor and Sublessee agree to waive paragraph 35 (Bond, Performance) and paragraph 58 (Bond, Improvement), as provided for by paragraph 47 (Waiver, modification, reimposition of bond and liability insurance provisions) in attached sublease K-4, dated _December 29th_______, 1995.

                    SUBLESSOR:

                    NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY


                    By __/s/ Robert Kihune____________________
                         Its Executive Director



                    SUBLESSEE:

                    CYANOTECH CORPORATION


                    By __/s/ Gerald R. Cysewski________________
                         Its  President

                            CONSENT TO AGREEMENT OF
                            GENERAL LEASE NO. S-4717


     Consent is hereby given by the STATE OF HAWAII, by its Board of Land and Natural Resources, Lessor under General Sublease No. S-4717 to the attached Agreement dated _______________________, 1996, from the NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY, a body corporate and politic and an instrumentality and agency of the State of Hawaii, as "Sublessor", to CYANOTECH CORPORATION, as "Sublessee"; PROVIDED, that nothing contained
---------------------
herein shall change, modify, waive or amend the provisions, terms, conditions and covenants or duties and obligations of the Lessee or Sublessee under General Lease No. S-4717.

     SUBJECT further to the following conditions:
     1. The terms and conditions of the Agreement shall be reviewed and examined effective ______________________ and, if warranted, the rent of the premises under General Lease No. S-4717 shall be revised based on the rental rate charged to the Sublessee.
     2. The Sublessee is required to seek approval of the Department of Transportation for all improvements to insure compatibility with airport operations prior to submission to the Chairperson of the Board of Land and Natural Resources for review and approval.
     3. IT IS UNDERSTOOD that except as provided herein, should there be any conflict between the terms of the General Lease No. S-4717 and the terms of the sublease, the former shall control; and further, that except as provided herein, this Consent shall not act or nor in any manner be construed as varying in any respect the terms and conditions of the general lease; and also that no further sublease or assignment of any interest of the premises or any portion thereof, if permitted by Sublessor, shall be made without the prior written consent of the Board of Land and Natural Resources.

     IN WITNESS WHEREOF, the STATE OF HAWAII, by its Board of Land and Natural Resources, has caused this seal of the Department of Land and Natural Resources to be hereunto affixed and there presents to be duly executed this _____ day of ______________, 1996.
                         STATE OF HAWAII



                         By __________________________________
                              Chairman and Member
                              Board of Land and Natural
                              Resources

Approved by the Board
at its meeting held on

_________________________.

                    And  By __________________________________
                              Member
                              Board of Land and Natural
                              Resources


APPROVED AS TO FORM:


________________________
Deputy Attorney General

Date:____________________